                                                       Exhibit 5
                                                       ---------
                             July 24, 1996


Viewlogic Systems, Inc.
293 Boston Post Road West
Marlboro, MA  01752

     Re:  1991 Restated Stock Option Plan
          -------------------------------
Ladies and Gentlemen:

     We have assisted in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 800,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Viewlogic Systems, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1991 Restated Stock Option Plan (the "Plan").

     We have examined the Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                              Very truly yours,

                              /s/ Hale and Dorr

                              HALE AND DORR

                                    5